Exhibit 99.1

THE INTERPUBLIC GROUP OF COMPANIES, INC.
WORLDWIDE ADVERTISING AND MARKETING COMMUNICATIONS
1271 Avenue of the Americas,  New York, N.Y. 10020



                 INTERPUBLIC REPORTS SECOND QUARTER EPS OF $.31
                                      -----
                     INTERCOMPANY ACCOUNTING MATTER TRIGGERS
               $68.5 MILLION RESTATEMENT OF PRIOR PERIODS' INCOME
                                      -----
                  MANAGEMENT WILL CERTIFY FINANCIAL STATEMENTS


NEW YORK, NY (August 13, 2002)--The Interpublic Group of Companies (NYSE: IPG) today reported earnings of $.31 per share in the second quarter of 2002, compared to a net loss of $.31 per share in the same period a year ago.

Net income per share, exclusive of restructuring and other unusual items, was $.30 in the year-earlier quarter. Results in the second quarter of 2001 included goodwill amortization of approximately $.09 per share. Goodwill amortization is not required in 2002.

Interpublic delayed its earnings release, originally scheduled for August 6, while it addressed issues arising from its review of certain accounts containing inter-company activity and related balance sheet items. As a result of this review, the company identified $68.5 million of charges, principally in Europe, which had not been properly expensed. These charges do not affect the company's cash position and the amounts involved were not material to any prior period. The company will restate its previously issued financial statements. Details regarding the restatements, which date back to 1997 and prior, are appended to this release.

"Procedures recently put in place by management identified an accounting issue that merited further review," explained John J. Dooner, Jr., Interpublic's Chairman and Chief Executive Officer. "While it is unfortunate that we had to postpone our earnings announcement, it's unquestionably appropriate to have taken decisive action in this matter. We have also taken the necessary steps in order to prevent this situation from recurring in the future. The restatement will have no impact on the company's operating performance going forward."

Interpublic management will deliver the requisite certifications under the Sarbanes-Oxley Act and recent SEC order at the time of the filing of its report on Form 10Q for the quarter ended June 30, 2002.

Second Quarter Results
----------------------

Operating profit was $238.5 million, compared to $241.7 million in the 2001 quarter. Salary, office and general administrative expenses declined $104.3 million, reflecting reduced activity as well as savings from last year's restructuring program. Adjusting for the change in goodwill amortization, restructuring and other unusual items, the operating margin was 14.8% in the quarter, compared to 16.1% a year earlier.

"Our core businesses performed as expected in the second quarter, but we were penalized by poor results at certain sports properties within our Octagon unit and recognition of asset impairment charges for those properties," said Sean Orr, Interpublic's Chief Financial Officer. "We continue to do a good job managing costs and generating free cash flow from operations."

"While revenue remains challenged, we are seeing improvement in our revenue trends quarter to quarter and increasingly strong results in new business," added Dooner. "Our companies posted $874 million of net wins in the quarter, up from $745 million and $223 million in the previous two quarters. The third quarter has also gotten off to a strong start, with significant wins such as the Burger King and U.S. Postal Service consolidations, DuPont Lycra, Qwest and the California Lottery."

Revenue Analysis
----------------

Revenue in the second quarter declined by 8.4% to $1.61 billion, from $1.76 billion in 2001. Organic revenue declined 9.5%, reflecting lower spending by current clients and the company's disproportionate exposure to the U. S. advertising sector. In constant dollars, revenue declined 10.7%.

Components of the revenue change are detailed below:




                          Components of Revenue Change
                          ----------------------------

                                      2Q02        2QYTD
Revenue Change                       (8.4%)      (11.7%)
    Effect of:
    Currency Translation              2.3%         0.7%
    Net Dispositions                 (0.5%)       (0.6%)
    Merger-related Losses            (0.7%)       (0.9%)

 Organic Revenue Change              (9.5%)      (10.9%)

Revenue Mix
-----------

Domestic revenue, which constitutes 54% of the company's portfolio, declined 13.7% in the second quarter to $866 million. U. S. advertising and media revenues declined 14.5%, while other marketing services declined 12.7%.

International revenue declined just 1.3% to $747 million, reflecting in part the impact of stronger foreign currencies. On a constant currency basis, international revenue fell 6.8%.

Revenue by Discipline
---------------------

Advertising and media services, which contribute 59% of the company's revenue, fell 9.3% in the second quarter to $957.4 million.

Revenue from all other marketing activities declined 7% to $655.6 million. Marketing Intelligence revenue grew 9.4% to $124.0 million, reflecting in part the benefit of currency translation. Marketing Communications revenue fell 9% to $420.8 million, despite gains in healthcare and event marketing. Public Relations revenue fell 19%. Marketing Services revenue dropped 14.5% to $110.8 million, principally reflecting a disappointing performance at selected sports marketing companies.

New Business
------------

Interpublic's agencies posted very strong new business performance in the second quarter of 2002, with $873.6 million of net new business won. Major new account wins announced during the quarter included:

-American Standard         -Glaxo Smithkline
-Conoco                    -H & R Block
-Thomas Cook               -Marriott
-CVS                       -Mars
-DeVry University          -Ricoh
-Eli Lilly                 -Starwood Hotels
                           -Total Fina

Other Income and Expense
------------------------

Interest expense declined to $36.9 million in the quarter, from $41.4 million in the prior year, reflecting lower average borrowings at lower average rates. Interest income declined to $8.1 million from $10.4 million a year earlier. Interpublic also recognized net non-operating gains of $10.3 million in the quarter, reflecting the sales of marketing services affiliates and an equity-basis investment, compared to a gain of $3.3 million in 2001. In the second quarter, Interpublic recorded investment impairment charges of $16.2 million, primarily relating to certain Octagon investments.

Income Taxes
------------

Interpublic's tax rate was 38.9% in the second quarter of 2002, compared to 42.9% in 2001, excluding restructuring and other unusual items. The lower tax rate is primarily a result of the change in accounting for goodwill amortization.

Balance Sheet
-------------

On June 30, 2002, Interpublic's total debt was $2,976.3, equal to 56.6% of total capital. Cash and equivalents totaled $537.3 million and total assets were $11,772.6. Shareholders' equity was $2,283.7 at the end of the second quarter.

Restatement of Prior Year Charges
---------------------------------

Management recently identified imbalances in certain accounts containing inter-company activity and related balance sheet items that warranted further scrutiny. The company therefore conducted a review to accurately quantify the scope and nature of the discrepancies.

Based on the results of its review, the company will be restating its previously-issued financial statements, as enumerated in the table appended to this release. The company will amend, as appropriate, its prior SEC reports as promptly as practicable.

The company has strengthened certain control processes in order to prevent this situation from recurring. The company is also conducting an additional review of internal procedures and personnel.

2001 Charges
------------

In the second quarter of 2001, Interpublic incurred pretax charges of $272.7 million ($.61 per share) for restructuring expenses, merger-related costs and asset impairment. Including these charges, the company reported a net loss of $113.1 million or $.31 per share in the second quarter of 2001, compared to pro forma EPS of $.30 in the same period, which excludes the charges.

Outlook and Guidance
--------------------

The uncertain economic environment has kept the market for advertising services volatile in 2002 and made for uncertain visibility. Although many clients have increased their forward commitments for network advertising time, Interpublic's agencies have yet to see a related change in demand for their services.

As a result, the company now believes earnings for 2002 will be between $1.25 and $1.35 per share, compared to a restated $1.32 per share for 2001. This new guidance reflects management's belief that the pace of recovery for advertising and marketing services remains slow.

Third quarter 2002 revenue is expected to decline 5% to 7% relative to the same period in 2001.

Conference Call
---------------

Management will discuss second quarter results on a conference call beginning at 5PM (EDT) today. The call and a discussion outline can be accessed at the financial section of the Company's website, www.interpublic.com. An audio archive of the discussion will remain available at the site for 30 days.

About Interpublic
-----------------

The Interpublic Group of Companies is among the world's largest advertising and marketing organizations. Its four global operating groups are the McCann-Erickson WorldGroup, the Partnership, FCB Group and Advanced Marketing Services. Major brands include Draft Worldwide, Foote Cone & Belding Worldwide, Golin/Harris International, NFO WorldGroup, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick.

                                      # # #

Contact Information
-------------------

Press:                         Investors:

Philippe Krakowsky             Susan Watson

(212) 399-8088                 (212) 399-8208


Cautionary Statement
--------------------

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of national and regional economic conditions, Interpublic's ability to attract new clients and retain existing clients, the financial success of Interpublic's clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, and the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

One of Interpublic's business strategies is to acquire businesses that complement and expand Interpublic's current business capabilities. Accordingly, Interpublic is usually engaged in evaluating potential acquisition candidates. Interpublic is frequently engaged in a number of preliminary discussions that may result in one or more substantial acquisitions. These acquisition opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by Interpublic. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of Interpublic's securities.

Moreover, the success of recent or contemplated future acquisitions will depend on the effective integration of newly-acquired businesses into Interpublic's current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

This document also contains financial information calculated on a "pro forma" basis, such as results before taking into account certain types of items. In addition, Interpublic's representatives may from time to time refer to "pro forma" financial information. Because "pro forma" financial information by its very nature departs from traditional accounting conventions, this information should not be viewed as a substitute for the information prepared by Interpublic in accordance with Generally Accepted Accounting Principles, including the balance sheets and statements of income and cash flow contained in Interpublic's quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K.

Investors should evaluate any statements made by Interpublic in light of these important factors.


            THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED SUMMARY OF EARNINGS
                 SECOND QUARTER REPORT 2002 AND 2001 (UNAUDITED)
                   (Amounts in Millions Except per Share Data)


                                                               Three Months Ended June 30,
                                                    ------------------------------------------------
                                                                                  Excluding Non-
                                                        Actual Reported           Recurring Items      Excluding Non-
                                                                   2001                     2001       Recurring Items
                                                      2002      (Restated)      2002     (Restated)      % Variance
                                                    ----------------------    ----------------------   ---------------
Revenue
  United States                                     $  866.0     $1,003.8     $  866.0    $1,003.8          (13.7)
  International                                        747.0        756.6        747.0       756.6           (1.3)
                                                    --------     --------     --------    --------        -------
Total Revenue                                        1,613.0      1,760.4      1,613.0     1,760.4           (8.4)

Operating Costs                                      1,372.2      1,476.5      1,372.2     1,476.5            7.1
Amortization of Intangible Assets                        2.3         42.2          2.3        42.2           94.5
Restructuring and Other Merger Related Costs              --         51.3           --          --             --
Goodwill Impairment & Other Charges                       --        221.4           --          --             --
                                                    --------     --------     --------    --------        -------
Operating Income                                       238.5        (31.0)       238.5       241.7           (1.3)
                                                    --------     --------     --------    --------        -------


Other Income (Expense)
     Interest Expense                                  (36.9)       (41.4)       (36.9)      (41.4)          10.9
     Interest Income                                     8.1         10.4          8.1        10.4          (22.1)
     Other Income (Loss)                                10.3          3.3         10.3         3.3          212.1
     Investment Impairment                             (16.2)          --        (16.2)         --             --
                                                    --------     --------     --------    --------        -------
Total Other Income (Expense)                           (34.7)       (27.7)       (34.7)      (27.7)         (25.3)
                                                    --------     --------     --------    --------        -------

Income (Loss) before Provision for Income Taxes        203.8        (58.7)       203.8       214.0           (4.8)

Provision for Income Taxes                              79.3         46.3         79.3        91.8           13.6
Net Equity Interests (a)                                (7.5)        (8.1)        (7.5)       (8.1)           7.4
                                                    --------     --------     --------    --------        -------
Net Income (Loss)                                   $  117.0     $ (113.1)    $  117.0    $  114.1            2.5
                                                    ========     ========     ========    ========        =======

Per Share Data:
     Basic EPS                                      $   0.31     $  (0.31)    $   0.31    $   0.31             --
     Diluted EPS                                    $   0.31     $  (0.31)    $   0.31    $   0.30            3.3
     Dividend per share - Interpublic               $  0.095     $  0.095     $  0.095    $  0.095             --

Net Income Addback for Diluted EPS                  $    2.0           --     $    2.0    $    2.2

Weighted Average Shares:
     Basic                                             375.7        368.9        375.7       368.9
     Diluted                                           389.1        368.9        389.1       383.8


(a) Net equity interests is the net of equity in income of unconsolidated affiliates less net income attributable to minority interests of consolidated subsidiaries.

Note: Prior period amounts have been restated as discussed in the attached earnings release.

            THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED SUMMARY OF EARNINGS
                 SECOND QUARTER REPORT 2002 AND 2001 (UNAUDITED)
                   (Amounts in Millions Except per Share Data)


                                                                 Six Months Ended June 30,
                                                   ------------------------------------------------
                                                                                  Excluding Non-
                                                       Actual Reported           Recurring Items       Excluding Non-
                                                          (Restated)                (Restated)         Recurring Items
                                                      2002         2001         2002        2001         % Variance
                                                    ----------------------    ---------------------    ---------------
Revenue
  United States                                     $1,696.1     $2,020.9     $1,696.1    $2,020.9          (16.1)
  International                                      1,337.0      1,414.7      1,337.0     1,414.7           (5.5)
                                                    --------     --------     --------    --------        -------
Total Revenue                                        3,033.1      3,435.6      3,033.1     3,435.6          (11.7)

Operating Costs                                      2,652.0      2,956.3      2,652.0     2,956.3           10.3
Amortization of Intangible Assets                        3.8         84.1          3.8        84.1           95.5
Restructuring and Other Merger Related Costs              --         52.9           --          --             --
Goodwill Impairment & Other Charges                       --        221.4           --          --             --
                                                    --------     --------     --------    --------        -------
Operating Income                                       377.3        120.9        395.2       377.3           (4.5)
                                                    --------     --------     --------    --------        -------


Other Income (Expense)
     Interest Expense                                  (72.2)       (78.9)       (72.2)      (78.9)           8.5
     Interest Income                                    15.0         23.3         15.0        23.3          (35.6)
     Other Income (Loss)                                10.6         11.9         10.6        11.9          (10.9)
     Investment Impairment                             (16.2)      (160.1)       (16.2)         --             --          --
                                                    --------     --------     --------    --------        -------
Total Other Income (Expense)                           (62.8)      (203.8)       (62.8)      (43.7)         (43.7)
                                                    --------     --------     --------    --------        -------

Income (Loss) before Provision for Income Taxes        314.5        (82.9)       314.5       351.5          (10.5)

Provision for Income Taxes                             121.4         46.2        121.4       148.2           18.1
Net Equity Interests (a)                               (10.2)       (13.3)       (10.2)      (13.3)          23.3
                                                    --------     --------     --------    --------        -------
Net Income (Loss)                                   $  182.9     $ (142.4)    $  182.9    $  190.0           (3.7)
                                                    ========     ========     ========    ========        =======

Per Share Data:
     Basic EPS                                      $   0.49     $  (0.39)    $   0.49    $   0.52           (5.8)
     Diluted EPS                                    $   0.48     $  (0.39)    $   0.48    $   0.50           (4.0)
     Dividend per share - Interpublic               $   0.19     $   0.19     $   0.19    $   0.19             --

Net Income Addback for Diluted EPS                        --           --           --    $    0.3

Weighted Average Shares:
     Basic                                             374.3         367.5       374.3       367.5
     Diluted                                           381.1         367.5       381.1       376.7

(a) Net equity interests is the net of equity in income of unconsolidated affiliates less net income attributable to minority interests of consolidated subsidiaries.

Note: Prior period amounts have been restated as discussed in the attached earnings release.

            The Interpublic Group of Companies, Inc. and Subsidiaries
                   (Amounts in Millions Except Per Share Data)

Impact of Restatement

A. Years                                      2001       2000        1999        1998      1997
--------------------------------------------------------------------------------------------------
Net income (loss) - as reported              $(505.3)    $420.3     $359.4      $374.2     $168.7
Adjustments                                     (5.9)      (6.8)      (5.6)       (4.8)      (4.0)
Net income (loss) - as restated               (511.2)     413.5      353.8       369.4      164.7

Earnings (loss) per share - as reported      $ (1.37)    $ 1.14     $ 0.99      $ 1.04     $ 0.49
Earnings (loss) per share - as restated      $ (1.39)    $ 1.12     $ 0.97      $ 1.03     $ 0.48

                                                      2001                2002
                                             ---------------------       ------
B. Quarters                                     Q1           Q2            Q1
                                                --           --            --
--------------------------------------------------------------------------------
Net income (loss) - as reported              $ (28.8)     $(110.2)       $ 66.7
Adjustments                                     (0.6)        (2.9)         (0.8)
Net income (loss) - as restated                (29.4)      (113.1)         65.9

Earnings (loss) per share - as reported      $ (0.08)     $ (0.30)       $ 0.18
Earnings (loss) per share - as restated      $ (0.08)     $ (0.31)       $ 0.17